                                                                   EXHIBIT 10.67

          CONFIDENTIAL PORTIONS OMITTED PURSUANT TO RULE 24b-2 OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         _____________________________             001009/MCM/FP
                            COLLABORATION RESEARCH

                                   AGREEMENT
                         _____________________________


This Agreement entered into as of October 13/th/, 2000 (the "Effective Date") is made between:

CORTEX PHARMACEUTICALS Inc
Having its principal office at
15241 Barranca Parkway
Irvine, California
USA

(hereinafter "Cortex")

                                        on one part,

AND

INSTITUT DE RECHERCHES INTERNATIONALES SERVIER
A corporation duly organized and registered under the laws of France Having its principal office at
6 Place des Pleiades
92415 Courbevoie cedex
France

(hereinafter "IRIS")

and

ADIR ET COMPAGNIE
A corporation duly organized and registered under the laws of France Having its principal office at
1 Rue Carle Hebert
92415 Courbevoie cedex
France

(hereinafter "AEC")

IRIS et ADIR are hereinafter collectively referred to as "Servier".

                                   on the other part,

                                R E C I T A L S

     A. Cortex possesses know-how, expertise and rights to issued United States and foreign patents and patent applications pertaining to a class of proprietary pharmaceuticals called "Ampakines(R)".

     B. Certain of these Ampakines have the potential to modulate and treat cognitive impairment and dementia.

     C. Cortex has research facilities and experienced scientists, research associates and other personnel at its facilities in Irvine, California which enable it to conduct research and development activities.

     D. Servier desires to sponsor research by Cortex to identify candidate compounds for use in the Field (as defined below) and to collaborate with Cortex on research of Pharmaceutical Specialties (as defined below).

     E. Servier is engaged in the research, development, marketing, manufacturing and distribution of pharmaceutical specialties, including in the neuropsychopharmacological field, and Servier has developed certain know-how that may be useful in the development of treatments for impaired cognition and dementia.

NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:


1.   DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

     1.1  "Affiliate" shall mean any corporation or other entity which controls,
           ---------
is controlled by, or is under common control with a Party to this Agreement. A corporation or other entity shall be regarded as in control of or controlled by another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

     1.2  "Ampakines" shall mean those Cortex compounds and Collaboration
           ---------
Compounds (as defined hereunder) that are positive modulators of AMPA-receptor function.

     1.3  "Collaboration Compounds" shall have the meaning set forth in Article
           -----------------------
3.4.2.
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                                       3

     1.4  "Cortex Compounds" shall have the meaning set forth in Article 3.4.1.
           ----------------

     1.5  "Cortex Patent Rights" shall mean all rights under present and future,
           --------------------
foreign and domestic, patents, patent applications, patent extensions, certificates of invention and applications for certificates of invention, together with any originals, provisionals, divisionals, continuations or continuations-in-part, extensions, renewals and reissues owned by, or licensed to Cortex, including Cortex' interest in Joint Patent Rights and related to Cortex compounds, the Collaboration Compounds and the Lead Compounds. Cortex Patent Rights in the Territory as of the Effective Date, and all licenses relating to such Cortex Patent Rights are listed in Schedule 2 hereto.

     1.6  "Cortex Technology" shall mean all present and future inventions,
           -----------------
trade secrets, know-how, copyrights, data, regulatory submissions or other intellectual property of any kind useful in the Field (including any proprietary biological materials, compounds or reagents) and all confidential technical information in the possession of Cortex as of the Effective Date and during the term of this Agreement necessary or useful for the discovery, development, manufacture, use or sale of a Pharmaceutical Specialty.

     1.7  "Data" shall have the meaning set forth in Article 2.3.1.
           ----

     1.8  "Effective Date" shall mean the date first set forth above.
           --------------

     1.9  "Executive Committee" shall mean the joint committee of
           -------------------
representatives of Servier and Cortex as described in Article 4 hereof.

     1.10 "Field" shall mean the use of Ampakines for the treatment of (i)
           -----
declines in cognitive or performance associated with aging, and (ii) neurodegenerative diseases, including such as but not limited to Alzheimer's disease, Parkinson's disease, multiple sclerosis, and Amyotrophic Lateral Sclerosis. Without limitation, the Field specifically excludes the treatment of traumatic brain injury, stroke, spinal cord injury, ischemic conditions or injuries and all psychiatric conditions.

     1.11 "FTE" means the full time equivalent effort, for one year, of one
           ---
person who participates directly and effectively in the research activities contemplated under this Agreement.

     1.12 "Inventions," "Cortex Inventions" and "Servier Inventions" shall have
           ----------    -----------------       ------------------
the meanings set forth respectively in Article 7.1.1.

     1.13 "Joint Inventions" shall have the meaning set forth in Article 7.1.1.
           ----------------

     1.14 "Joint Patent Rights" shall mean all patents, patent applications,
           -------------------
patent extensions, certificates of invention, together with any divisions, continuations or continuations-in-part covering Joint Inventions.

     1.15 "Lead Compound" shall mean those Cortex Compounds or Collaboration
           -------------
Compounds chosen by Servier, pursuant to Article 3.4.
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                                       4

     1.16 "Party" shall mean Cortex or Servier.
           -----

     1.17 "Parties" shall mean collectively Cortex and Servier.
           -------

     1.18 "Pharmaceutical Specialty " shall mean any therapeutic composition for
           ------------------------
administration to human subjects containing an Ampakine as a pharmaceutically active ingredient for use in the Field.

     1.19 "Quarter" means each calendar quarter commencing on January 1, April
           -------
1, July and 1 October.

     1.20 "Research Funding Payment" shall have the meaning set forth in Article
           ------------------------
6.

     1.21 "Research Phase" shall be for a period of three (3) years from the
           --------------
date of commencement of the Research Plan unless otherwise extended pursuant to
Article 3.1.

     1.22 "Research Plan" shall mean the plan for identifying and evaluating
           -------------
potential Ampakines with applicability in the Field, as amended from time to time by the Executive Committee, which plan, including all amendments, shall be attached to this Agreement as Schedule 1.

     1.24 "Scientific Committee" shall mean the joint committee composed of
           --------------------
representatives of Cortex and Servier described in Article 4 hereof.

     1.25 "Servier Data" shall have the meaning set forth in Article 2.3.1.
           ------------

     1.26 "Territory" shall mean all countries in western, central and eastern
           ---------
Europe, the Middle East, Asia (including Japan) and Africa, and Argentina, Brazil and Venezuela. Without limitation, the Territory excludes all of North America, all of South America (except Argentina, Brazil and Venezuela), Australia and New Zealand.

     1.27 "Third Party" shall mean any entity other than Cortex or Servier and
           -----------
their respective Affiliates.


2.   SCOPE AND STRUCTURE OF THE COLLABORATION

     2.1  General.  Cortex and Servier wish to establish a collaborative
          -------
alliance relative to the Field and, in particular, to conduct the Research Plan, as more particularly set out in Articles 3 and 4 below. The purpose of the Research Plan shall be to identify and/or evaluate Ampakines with applicability in the Field as more particularly set out therein.

     2.2  Exclusivity.
          -----------

          2.2.1 Servier acknowledges that Cortex is free to engage in activities outside the Field anywhere in the world, and activities inside the Field outside the Territory, on its own
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                                       5

behalf and for the benefit of Third Parties. Cortex undertakes that except, as set forth in this Agreement, it will not engage in any activities in the Field in the Territory with or on behalf of any Third Party. In the event Cortex determines to enter into discussions with a Third Party regarding the license by Cortex of it rights regarding Ampakines outside the Field inside the Territory, it will inform Servier.

Notwithstanding the above, its is understood and agreed that once Servier has selected Cortex Compounds and the Collaboration Compounds as Lead Compounds as stated in Article 3.4 hereinafter, Cortex undertakes for such Compounds not to engage in any activities in any other fields and/or territories directly or with or on behalf of a Third Party provided that Cortex can develop and commercialize Lead Compounds in the Field outside the Territory.

          2.2.2 Should Servier wish to enter with a Third Party into a research agreement relating to compounds that are positive modulators of AMPA-receptor function, it shall previously inform Cortex of such wish and the Parties shall convene at a meeting in order to further discuss such research agreement.

After such meeting, should Servier wish to pursue the said research agreement with the Third Party and Cortex disagrees with such research agreement then this Agreement shall be terminated.

          2.2.3 Servier shall be entitled to freely develop compounds which are positive modulators of AMPA receptor function. However should Servier commence Phase III clinical trials on a compound which is a positive modulator of AMPA-receptor function, it shall so inform Cortex and shall notwithstanding such Phase III use reasonable efforts to pursue research on Collaboration Compounds or Cortex Compounds in accordance with the terms of this Agreement.

     2.3  Data.
          ----

Collaboration Data.  Each Party shall use good scientific practices and shall
------------------
comply in all material respects with applicable regulations and customary good laboratory and clinical practices in the performance of the Research Plan hereunder (including all data in the form required to be maintained under any applicable governmental regulations). Such records shall comprise books, results, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Research Plan. Any such data developed by employees of Cortex, or others on behalf of Cortex, shall be owned by Cortex ("Cortex Data") and any such data developed by employees of Servier, or others on behalf of Servier, shall be owned by Servier ("Servier Data"). Each Party shall provide its Data, to the extent reasonably required for the performance of each Party's obligations and the exercise of each Party's rights under this Agreement; provided, however, that each Party shall maintain such records and the information of the other Party contained therein in confidence in accordance with Article 8 below and shall not use such
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                                       6

records or information of the other Party except to the extent otherwise permitted by this Agreement.

3.   RESEARCH PHASE

     3.1  Term of the Research Phase.  The Parties shall use all reasonable
          --------------------------
endeavors to comply with the terms of the Research Plan and to conduct the Research Plan within the Research Phase. The Research Phase shall commence as soon as is reasonably practicable following the Effective Date and be for a period of three (3) years from that date, and shall thereafter continue on an annual basis unless either Party gives notice of termination of the Research Phase at least six (6) months prior to the expiration of the initial three (3) year term or any one (1) year extension term.

     3.2  Research Plan.  The Research Plan will be updated and approved by the
          -------------
Executive Committee, but in no event, later than thirty (30) days prior to the start of each year during the Research Phase. The Research Plan in effect at any time may not be amended except as agreed in writing by the Executive Committee. If at any time during the Research Phase either Party determines that a change to the Research Plan would be beneficial to the collaboration of the Parties, such Party shall prepare and submit to the Executive Committee a written proposal detailing its proposed changes to the Research Plan. The Executive Committee shall promptly convene a meeting to consider any such proposal.

     3.3  Subcontracts. Either Party may subcontract portions of the Research
          ------------
Plan to be performed by it in the normal course of its business to Third Parties with the prior consent of the Scientific Committee; provided, however, that such Third Parties enter into appropriate confidentiality agreements unless such subcontracting would not require the transfer of confidential information (as defined in Article 8 hereof) to the Third Party, and similar terms and conditions than those contained herein.

     3.4  Compound Selection.
          ------------------

          3.4.1 Cortex Compounds.  At the commencement of the Research Phase,
                ----------------
Cortex will promptly provide to the Scientific Committee details of the chemical structure and properties for all Ampakines for which Cortex then has the right to grant the licenses herein to Servier (the "Cortex Compounds"). The Scientific Committee shall review the Cortex Compounds within [*] days of commencement of the Research Phase in order to retain certain of them for further evaluation as a Lead Compound. During the term of the Research Phase, Cortex may evaluate such additional compounds as to which it has the right to grant the licenses herein to Servier to determine if such compounds would be useful in the Field. If Cortex determines that such compounds may be more useful in the Field than the previously selected Cortex Compounds, it shall so inform the Scientific Committee, and Servier. The Scientific Committee may, at its discretion, substitute one or several of such new compounds for one or several of the

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION
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                                       7

existing designated Cortex Compounds, in which case such replaced compound shall become available to Cortex for development or commercialization by it or a Third Party in accordance with Article 3.4.4. Cortex will keep these designated Cortex Compounds available to Servier for selection as a Lead Compound for a period of [*] months from the date it has informed Servier of the existence of such Cortex Compounds, and shall not, during such period, grant to any Third Party rights to develop and commercialize such compounds. Servier may select, by notice in writing to Cortex, such designated Cortex Compounds as Lead Compounds. At the end of the [*] month period, any Cortex Compound not selected as a Lead Compound shall become available to Cortex for development and commercialization by it or a Third Party.

          3.4.2  Collaboration Compounds.  In accordance with the Research Plan,
                 -----------------------
Cortex will synthesize and evaluate additional compounds with potential activity in the Field (the "Collaboration Compounds"). Upon development of each Collaboration Compound, Cortex will promptly supply the Scientific Committee with such information and materials in its possession which is reasonably necessary or useful to enable the Scientific Committee to evaluate the activity of the Collaboration Compound in the Field. Cortex will keep these Collaboration Compounds available for selection as Lead Compounds by Servier for a period of [*] from the end of the Research Phase. Based upon information developed by Cortex with respect to such compounds, Servier may select as Lead Compounds, prior to the end of such period by notice in writing to Cortex, any of such Collaboration Compounds.

          3.4.3  Amount of Lead Compounds selected - Substitution of Lead
                 --------------------------------------------------------
Compounds. It is understood and agreed that Servier may, in accordance with
---------
Articles 3.4.1 and 3.4.2 hereabove, select up to [*] Cortex Compounds and/or Collaboration Compounds as Lead Compounds per year. Subject to the provisions of this Article 3.4, Servier may return to Cortex any Lead Compound it has selected from the Cortex Compounds or the Collaboration Compounds, in exchange for a different Cortex Compound or Collaboration Compound, if Cortex is able, at such time, to grant the rights set forth herein with respect to such compound. Upon such selection, such compound shall become a Lead Compound.

          3.4.4  Return of Lead Compounds to Cortex. All rights to Cortex and
                 ----------------------------------
Collaboration Compounds which have not been selected as Lead Compounds in accordance with Articles 3.4.1 and 3.4.2 hereabove shall revert immediately back to Cortex, and Cortex shall be free to use all such compounds for all purposes and may grant rights to such compounds to Third Parties for any use outside the Territory, and for any use outside the Field inside the Territory. When rights to a Cortex Compound or a Collaboration Compound reverts to Cortex pursuant to this Article 3.4, Servier agrees to execute and deliver such instruments and take such other actions as Cortex shall reasonably request in order to carry out the transfer of such rights, including any interest of Servier in Joint Inventions relating to such compounds, to Cortex.

     3.5  Availability of Employees.  Each Party agrees to make its employees
          -------------------------
and nonemployee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising during the Research Phase and in connection with any request from any regulatory agency, including regulatory, scientific, technical and clinical

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION
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                                       8

testing issues. If a Party requests the other Party's personnel to consult other than at such other Party's facility, the requesting Party shall reimburse the other Party the reasonable travel and lodging expenses of such personnel.

     3.6  Visit of Facilities.  Representatives of either Party may, upon
          -------------------
reasonable notice and at times reasonably acceptable to the other Party, visit the other Party's facilities where the Research Plan is being implemented, and consult informally, during such visits and by telephone, with personnel performing work on the Research Plan. Each Party's representatives shall abide by all reasonable operating procedures and rules of such facilities with respect to safety and confidentiality.

4.   MANAGEMENT OF THE RESEARCH PROGRAM

     4.1  Executive Committee.
          --------------------

          4.1.1  Formation and Composition.  A joint committee comprised of two
                 -------------------------
(2) named representatives of each of Servier and of Cortex, (the "Executive Committee") shall be appointed promptly after the date hereof and shall meet as needed, but not less than once each Quarter during the Research Phase. Such meetings shall be at such times agreed to by Cortex and Servier and shall be held alternately at the facilities of Cortex and Servier, or at such locations as the members of the Executive Committee shall agree.

          4.1.2 Functions and Powers.  The principal functions of the Executive
                --------------------
Committee will be to (i) discuss and approve the Research Plan, (ii) discuss and approve any recommendations from the Scientific Committee material changes to the Research, (iii) discuss and approve any deviation of more than fifteen percent (15%) in any previously approved budget under the Research Plan, (iv) resolve any disputes referred by the Scientific Committee. The Executive Committee shall have the power to appoint other committees as appropriate. The Executive Committee shall endeavor in good faith to make decisions unanimously, failing which the procedure set out in Article 11.6 shall apply.

          4.1.3 Members; Approval; Chairs.  A Party may change one or more of
                -------------------------
its representatives to the Executive Committee at any time. Members of the Executive Committee may be represented at any meeting by another member of the Executive Committee, or by a deputy. Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the Executive Committee meetings, subject to the confidentiality provisions of
Article 8. Any approval, determination or other action agreed to by all of the members of the Executive Committee or their deputies present at the relevant meeting shall be the approval, determination or other action of the Executive Committee, provided that at least one representative of each Party is present at such meeting. The Executive Committee shall be chaired by the representative of the host Party.

     4.2  Scientific Committee.
          --------------------
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                                       9

          4.2.1  Formation and Composition.  A joint committee comprised of four
                 -------------------------
(4) named representatives of each of Servier and of Cortex, (the "Scientific Committee") shall be appointed promptly after the date hereof and shall meet as needed, but not less than once each Quarter during the Research Phase, and not less than semi-annually during the Development Phase. Such meetings shall be at such times agreed to by Cortex and Servier, and shall be held alternately at the facilities of Cortex and Servier, or at such other location as the members of the Scientific Committee shall agree.

          4.2.2  Functions and Powers. The principal functions of the Scientific
                 --------------------
Committee will be to (i) resolve problems and issues relating to the research activities under this Agreement, (ii) facilitate the exchange of research information and data, (iii) designate the individuals responsible for preparing the Research Plan, (iv) submit the Research Plan to the Executive Committee, (v) submit budget expenses exceeding fifteen percent (15%) of previously approved research expenses to the Executive Committee for approval, (vi) monitor compliance with the Research Plan, (vii) allocate the research activities among the Servier and Cortex scientists in accordance with this Agreement and the Research Plan, (viii) agree on specifications for any Pharmaceutical Specialty and (ix) evaluate candidate compounds from among Cortex Compounds, Collaboration Compounds in view of selecting Lead Compounds. The Scientific Committee shall endeavor in good faith to make decisions unanimously, failing which the matter shall be referred to the Executive Committee as set out in Article 4.1.2 above.

          4.2.3  Members; Approval; Chair.  A Party may change one or more of
                 ------------------------
its representatives to the Scientific Committee at any time. Members of the Scientific Committee may be represented at any meeting by another member of the Scientific Committee, or by a deputy. Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the Scientific Committee meetings, subject to the confidentiality provisions of
Article 8. Any approval, determination or other action agreed to by all of the members of the Scientific Committee or their deputies present at the relevant Scientific Committee meeting shall be the approval, determination or other action of the Scientific Committee, provided that at least one representative of each Party is present at such meeting. The Scientific Committee shall be chaired by a representative from the host Party.

          4.2.4  Information and Results.  Except as otherwise provided, the
                 -----------------------
Parties will make available and disclose to one another all results of the work conducted pursuant to the Research Plan prior to and in preparation for Scientific Committee meetings, in the form and format to be designated by the Scientific Committee.

          4.2.5  Disagreements.  All disagreements within the Scientific
                 -------------
Committee shall be subject to the following:

                 4.2.5.1 The representatives to the committee will negotiate in good faith for a period of not more than sixty (60) days to attempt to resolve the dispute;

                 4.2.5.2 If the representatives of the committee are unable to resolve the dispute in accordance with subsection (a) above, then they shall promptly present the disagreement to the Executive Committee.

          4.2.6  Reports to the Scientific Committee.  Within thirty (30) days
                 -----------------------------------
following the end of each Quarter from commencement of the Research Phase until conclusion of the Research Phase, each Party shall provide to the members of the Scientific Committee a written report, in a format to be approved by the Scientific Committee, which shall summarize in reasonable detail the work it has performed during the preceding period.

     4.3  Minutes and Reports.  The Executive Committee and the Scientific
          -------------------
Committee shall be responsible for keeping accurate minutes of their deliberations which record all proposed decisions and all actions recommended or taken. After approval, such minutes must be signed by each member of the respective committee. Within twenty-one (21) days of each meeting, the co-chairs shall provide the Parties with minutes of such meeting, a summary of the work and progress to date, any issues requiring resolution and any proposed decisions and actions taken, to all members of the committee. All records of the committees shall be available to both Parties.

     4.4 No amendment. It is understood and agreed that neither the Executive Committee nor the Scientific Committee shall be entitled to amend any of the rights and obligations as contained in this Agreement. such amendments are subject to Article 11.1 hereinafter.

5.   LICENSES

     5.1  Grant of License by Servier.  Servier hereby grants to Cortex (i) a
          ---------------------------
worldwide exclusive right and license in the Field under the Servier Data, Servier Inventions and Servier's interest in Joint Patent Rights and Joint Inventions to the extent necessary or useful to carry out Cortex's research responsibilities under the Research Plan in accordance with this Agreement, and
(ii) an exclusive right and license under the Servier Data, Servier Inventions and Servier's interest in Joint Patent Rights and Joint Inventions to develop, manufacture, have manufactured, use, commercialize, distribute for sale and sell Pharmaceutical Specialties containing Ampakines subject to the terms of Article 2 . In consideration of the grant in clause (iii) above, Cortex shall pay to Servier a royalty of [*] percent ( [*] %) of net sales by Cortex of products incorporating such data or inventions. Such royalty shall be payable to Servier on the same terms and conditions, as set forth for royalty payments under the Licensing Agreement between Cortex and AEC of even date herewith. Such royalty shall be payable on a country by country basis for the later of [*] years from first commercial sale or expiration of the last patent licensed under this
Article 5.1.

     5.2  Grant of Research License by Cortex.  Cortex hereby grants to Servier
          -----------------------------------
the exclusive right and license in the Field, in the Territory, under the Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Patent Rights and Joint Inventions

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION to the extent necessary or useful to carry out Servier's research responsibilities under the Research Plan in accordance with this Agreement.

     5.3  Grant of Commercialization License. Cortex hereby grants to AEC, under
          ----------------------------------
the Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Patent Rights and Joint Inventions, subject to Article 5.4 below, the exclusive right and license (with the full right to sublicense) inside the Field to further develop, have developed, manufacture, have manufactured, use, commercialize, distribute, have distributed, for sale and sell Pharmaceutical Specialties containing Lead Compound in the Territory, such license to become effective upon selection of such Lead Compound under Article
3.4. and are subject to the terms and conditions of the License Agreement entered into by and between AEC and Cortex of even date herewith and referenced n(degree) MCM/FP/001011.

     5.4  Reserved Rights.  Cortex at all times reserves the right under the
          ---------------
Cortex Patent Rights, Cortex Technology, Cortex Inventions and Cortex's interest in Joint Patent Rights and Joint Inventions to make and use Ampakines(R) in order to carry out its obligations under this Agreement in accordance with the Research Plan.

6.   PAYMENTS - FUNDING OF RESEARCH PROGRAM

     6.1  Initial Payment.  In consideration of the rights granted herein by
          ---------------
Cortex to Servier, upon execution of this Agreement, Servier shall make a payment to Cortex of five million United States Dollars ($ 5,000,000) by wire transfer to an account designated by Cortex. Payments made to Cortex pursuant to this Article 6.1 shall not be credited against any other payment otherwise due to Cortex under this Article 6 or under the terms of the Licensing Agreement entered as of even date herewith by and between AEC and Cortex.

     6.2  FTE Funding.  In consideration of Cortex's performance of its
          -----------
obligations under the Research Plan, Servier shall fund up to [*] FTE's for Cortex (onsite or offsite) for a period of three (3) years from the commencement of the Research Plan. During the first year, the cost of each FTE shall be [*] per year. Such amounts shall be adjusted at the beginning of each subsequent year by an amount equal to the increase in the U.S. Department of Labor Consumer Price Index in the prior year. Such FTE's shall include a balanced group of Ph.D.s or equivalent and other scientists as described in the Research Plan.
The amounts payable shall be paid by wire transfer in United States dollars in four equal payments paid Quarterly, in advance, by the tenth (10th) business day of each Quarter, pro-rated as necessary for the first and last Quarter (each such payment referred to as a "Research Funding Payment"). The first Research Funding Payment shall be paid within thirty (30) days of the commencement of the Research Phase. Except as otherwise agreed by the Parties, or set forth in this
Article 6.2, each Party shall bear all of its costs incurred in connection with the Research Plan. Any modification to the above budget shall be subject to
Article 4 hereabove.

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION

     6.3  FTE Record Keeping.  Cortex will keep records of the time spent by its
          ------------------
FTEs on the Research Plan. Cortex will report the level of FTE efforts to the Scientific Committee on a Quarterly basis. Servier shall have the right to have these records audited by and independent public accountant selected by Servier and acceptable to Cortex, which acceptance shall not be unreasonably withheld or delayed. During the course of the Research Program, Cortex will notify Servier if it becomes apparent that the level of effort required under the Research Program is expected to deviate from the level required under Article 6.2. At the end of each year of the Research Term, the Parties will restore any imbalance between actual and funded FTEs either through appropriate payments or refunds subject to Article 4 hereabove. However, Servier's prior written consent must be obtained if the actual FTE effort spent will exceed by more than 5% the costs allocated pursuant to Article 6.2 above.

7.   INTELLECTUAL PROPERTY RIGHTS

     7.1  Ownership.
          ---------

          7.1.1  Ownership of Inventions.  All right, title and interest in all
                 -----------------------
writings, inventions, discoveries, improvements and other technology or constituting a Pharmaceutical Specialty, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon (collectively, the "Inventions") that are conceived and/or reduced to practice during and as a result of the work conducted hereunder solely by employees of Cortex or others acting on behalf of Cortex ("Cortex Inventions") shall be owned by Cortex. All right, title and interest in all Inventions that are conceived and/or reduced to practice during and as a result of the work conducted hereunder solely by employees of Servier or others acting on behalf of Servier ("Servier Inventions") shall be owned by Servier. All right, title and interest in all Inventions that are conceived and/or reduced to practice during and as a result of the work conducted hereunder jointly by employees of Cortex and Servier (the "Joint Inventions") shall be owned jointly by Servier and Cortex.

          7.1.2 Cooperation of Employees.  Each Party represents and agrees that
                ------------------------
(except where such assignment is required by law) all employees or others acting on its behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to such Party, or as such Party shall direct, all Inventions (including Joint Inventions) made or conceived by such employee or other person, or in the case of non-employees working for other companies or institutions on behalf of Cortex or Servier.

     7.2  Provisions Concerning the Filing, Prosecution and Maintenance of
          ----------------------------------------------------------------
Technology, Patent Rights and Joint Inventions.
----------------------------------------------

          7.2.1 Priority Filings for Inventions.  When an Invention with an
                -------------------------------
application within the Field has been made which may reasonably be considered to be patentable or when a determination is made that Cortex Technology, or a Joint Invention utilized in the Research Plan, may reasonably be considered to be patentable, a priority patent application shall be filed as soon as reasonably possible. If Cortex Technology, Cortex Patents Rights, or a Cortex Invention or a

Joint Invention or Joint Patent Right is involved, such application shall be filed by Cortex, in such countries as reasonably designated by Cortex after consultation with Servier. If a Servier Invention is involved, such application may be filed by Servier, in such countries as reasonably designated by Servier, after consultation with Cortex. In the event that Servier does not file, prosecute and maintain any such patent application or patent, it shall give Cortex forty-five (45) days' notice before any relevant deadline and transmit all information reasonable and appropriate relating to such patent application or patent, and Cortex shall have the right to pursue, at its own expense, filing, prosecution and maintenance thereof, in which event Servier shall assign all of its rights therein to Cortex.

          7.2.2 Foreign Filing Decisions for Inventions.  No later than nine (9)
                ---------------------------------------
months following the filing date of a priority patent application filed according to Article 7.2.1, the Parties shall consult together as to whether such priority application should be abandoned without replacement; abandoned and refiled; proceeded with in the country of filing only; or used as the basis for a claim of priority under the Paris Convention for corresponding applications in other countries.

          7.2.3 Prosecution and Maintenance.  If legally possible, Cortex shall
                ---------------------------
prosecute and maintain patent applications and patents covering all Cortex Technology, Cortex Patent Rights and Joint Inventions in all designated countries of the Territory. Servier shall cooperate and assist Cortex in prosecution of Cortex Patent Rights, in particular method of use claims, in the Territory. For so long as the license set forth in Article 5.3 remains in effect, Cortex agrees to file, prosecute and maintain such patent applications and patents in all countries identified on Schedule 2. Cortex shall consult with Servier as to the preparation and filing (if time permits), prosecution and maintenance of such patent applications and patents, and shall furnish to Servier copies of documents relevant to such preparation, filing, prosecution or maintenance sufficiently prior to filing such document or making any payment due thereunder to allow for review and comment by Servier, and Cortex reasonably shall consider all such comments. Cortex shall not abandon claims under the Cortex Patent Rights without prior notice to Servier. In the event that Cortex does not file, prosecute and maintain any such patent application or patent as set forth above, it shall give Servier forty-five (45) days' notice before any relevant deadline and transmit all information reasonable and appropriate relating to such patent application or patent, and Servier shall have the right to pursue, at its own expense, filing, prosecution and maintenance thereof, in which event Cortex shall assign all of its rights therein to Servier.

          7.2.4 Patent Costs.  Unless otherwise set forth herein, Servier and
                ------------
Cortex shall [*] the expense of filing and prosecuting patent applications in the Field in the Territory. Servier shall bear the expense of maintaining patent applications and patents in the Field in the Territory.

     7.3  No Other Technology Rights.  Except as otherwise expressly provided in
          --------------------------
this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, Pharmaceutical Specialties, products or biological materials of the other Party, including items owned, controlled or developed by the other party, or transferred by the other

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION

Party to said Party at any time pursuant to this Agreement. It is understood and agreed that, except as expressly set forth herein, this Agreement does not grant Servier any license or other right in the Cortex Patent Rights, Cortex Technology or Cortex Inventions, or Cortex's interest in Joint Inventions and Joint Patent Rights outside the Field or outside the Territory.

8 - CONFIDENTIALITY

     8.1  Nondisclosure Obligations.  Except as otherwise provided in this
          -------------------------
Article 8, during the term of this Agreement and for a period of ten (10) years thereafter, both Parties shall maintain in confidence and use only for purposes of performance of this Agreement information and data received from the other Party in connection with this Agreement ("Information"). To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a Party may disclose Information it is otherwise obligated under this Article not to disclose to its Affiliates, consultants, professional advisors, on a need-to-know basis on condition that such entities or persons agree to confidentiality and non-use provisions in relation to the Information on such terms as the disclosing Party uses for its own confidential information of similar commercial importance; and a Party, its Affiliate may disclose such Information to government or other regulatory authorities to the extent that such disclosure is required by law or regulation or is reasonably necessary perform the Study. The obligation not to disclose Information shall not apply to any part of such Information that (i) is or becomes patented, or published or (ii) is or becomes part of the public domain other than by acts of the Party obligated not to disclose such Information or its Affiliates in contravention of this Agreement; (iii) is disclosed to the receiving Party or its Affiliates by a Third Party, provided such Information was not knowingly obtained by such Third Party directly or indirectly from the other Party under this Agreement; (iv) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates, provided such Information was not knowingly obtained directly or indirectly from the other Party under this Agreement; or (v) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates without the aid or reference to the Information.

     8.2  Terms. Cortex and Servier each agrees not to disclose any terms or
          -----
conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable law or to persons with whom Servier or Cortex has entered into or proposes to enter into a business relationship provided that such persons are subject to appropriate confidentiality agreements for the purpose of performance of this Agreement. If a Party is required by law or regulation to disclose Information to its government or other regulatory authorities, that Party shall make reasonable efforts to keep the Information confidential and protected from public disclosure.

9 - PUBLICITY AND PUBLICATIONS

     9.1  Publications.  In the event that either Party wishes to make a
          ------------
publication (which term shall include any oral disclosure to be made without obligation of confidentiality) relating to any results obtained pursuant to or in connection with this Agreement (the "Publishing Party"), it shall submit to the other Party a copy of the proposed publication at least forty-five (45) days prior to the intended date of submission for publication (or, in the case of an oral disclosure, a written abstract thereof at least sixty (60) days prior to the date of intended disclosure), and

     9.1.1 subject to Article 9.1.2 below, if the Publishing Party is Cortex, Servier shall have the right to delay or prevent publication as it sees fit; or

     9.1.2 if the Publishing Party is Servier, or is Cortex (but only where Cortex is subject to a Third Party obligation to seek to publish, evidence of which shall be provided on Servier's request), the other Party shall be entitled to propose modifications or request a delay in publication of up to sixty (60) days in order to obtain relevant patent protection. Following consideration of the other Party's comments or expiry of the sixty (60) day period (as appropriate), the Publishing Party shall be free to publish.

     9.2    Press Release.  A Party shall not issue a press release on execution
            -------------
of this Agreement without the prior written consent of both Parties. Notwithstanding the above, a party may issue a press release if such release is in the opinion of counsel of such Party necessary or useful under applicable law and regulation and subject that such press release is communicated for comments to the other Party prior to its release. If the other Party has any comments on such projected release, the releasing Party will use its reasonable efforts to integrate such comments.

10 - TERM AND TERMINATION

     10.1 Term. This Agreement shall come into force as of the Effective Date
          ----
and shall remain in force, unless earlier terminated as specified in Article
10.2 hereinafter for the term of the Research Phase, in accordance with Article 3.1.

     10.2 Termination. This Agreement may be terminated in the following
          -----------
circumstances.

          10.2.1 Material Breach. By one upon written notice by reason of a
                 ---------------
material breach by the other Party that the breaching Party fails to remedy within ninety (90) days after written notice thereof by the non-breaching Party, provided however, that in the case that such breach is capable of cure but cannot be cured within such ninety (90) day period, such period shall be extended so long as the breaching Party continues to use diligent efforts to cure such breach;

          10.2.2 Insolvency. By either Party upon bankruptcy, insolvency,
                 ----------
dissolution or winding up of the other subject to applicable local  laws.

          10.2.3 Exclusivity.
                 -----------
                 By either Party according to Article 2.2.2.

          10.2.4 Merger. By Servier, in case of merger and/or acquisition of
                 ------
Cortex with or by a Third Party, provided that Servier provides such notice thereof within 30 days after being informed in writing by Cortex of such merger or acquisition.

     10.3 The provisions of Article 5.3 shall survive the term of this as stated in Article 10.1 and termination by Servier for material breach of Cortex in accordance with Article 10.2.1. The provision of Article 8 shall survive term and termination of this Agreement in accordance with said Article 8.

11 -  MISCELLANEOUS

     11.1 Force Majeure.  Neither Party shall be held liable or responsible to
          -------------
the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

     11.2 Assignment.  This Agreement may not be assigned or otherwise
          ----------
transferred by either Party without the prior written consent of the other Party, provided, however, that Servier may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates and provided further, that Cortex may, without such consent assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or similar transaction, subject to Servier's right under Article 10.2.4. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.


     11.3 Severability.  Each Party hereby agrees that it does not intend to
          ------------
violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     11.4 Notices.  Any consent, notice or report required or permitted to be
          -------
given or made under this Agreement by one of the Parties hereto to the other shall be in writing, in English, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

     If to Cortex:       CORTEX Pharmaceuticals, Inc.
                         15241 Barranca Parkway
                         Irvine, California  92618-2201
                         Attention: Chief Executive Officer
                         Fax:  949/727-3657


     If to Servier:      INSTITUT DE RECHERCHES
                         INTERNATIONALES SERVIER
                         6 Place des Pleiades
                         92415 Courbevoie cedex
                         Attention: Dr. L. Perret

     11.5 Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the state of New York as though made and to be fully performed therein without regard to conflicts of laws principles thereof.

     11.6 Arbitration.  Any disputes arising between the Parties relating to,
          -----------
arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be promptly presented to the Chief Executive Officers of Cortex and Servier for resolution and if the Chief Executive Officers cannot promptly resolve such disputes, then such dispute shall be finally resolved by binding arbitration in accordance with the rules of arbitration of the International Chamber of Commerce (ICC) by one or more arbitrators appointed in accordance with such rules. Any such arbitration shall be held in New York City, New York, USA and the language of such proceedings shall be English.

     11.7  Entire Agreement. This Agreement, together with the Schedules hereto
           ----------------
between the Parties contains the entire understanding of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between any provision of any Schedules hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

     11.8  Headings. The captions to the Articles hereof and Schedules hereto
           --------
are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the Articles hereof.

     11.9  Independent Contractors.  It is expressly agreed that Cortex and
            ----------------------
Servier shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Cortex nor Servier shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     11.10 Waiver. The waiver by either Party hereto of any right hereunder or
           ------
the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

     11.11 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


CORTEX PHARMACEUTICALS, INC.

By:    /s/  Vincent F. Simmon
    -----------------------------------------

Name:  Vincent F. SIMMON, Ph.D
     ---------------------------------------

Title: Chief Executive Officer
      --------------------------------------

INSTITUT DE RECHERCHES
INTERNATIONALES SERVIER

By:    /s/ Laurent Perret
   -----------------------------------------

Name:  Dr. Laurent Perret
     ---------------------------------------

Title: President of Research and Development
      --------------------------------------


ADIR ET COMPAGNIE

By:    /s/ Christian Bazantay
   -----------------------------------------

Name:  Christian BAZANTAY
     ---------------------------------------

Title: Proxy
      --------------------------------------

                                  SCHEDULE 1

                                 RESEARCH PLAN


      [* Pages 1 Through 3 Omitted And Filed Separately With Commission]

                                  SCHEDULE 2

                             CORTEX PATENT RIGHTS


      [* Pages 1 Through 6 Omitted And Filed Separately With Commission]

         CONFIDENTIAL PORTIONS OMITTED PURSUANT TO RULE 24b-2 OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         _____________________________

                              LICENSING AGREEMENT
                         _____________________________             MCM/FP/001011


This Agreement entered into as of October 13/th/, 2000 (the "Effective Date") is made between :


CORTEX PHARMACEUTICALS Inc
Having its principal office at
15241 Barranca Parkway
Irvine, California
USA

(hereinafter "Cortex")

                                 on one part,


AND


ADIR ET COMPAGNIE
A corporation duly organized and registered under the laws of France having its principal office at
1 rue Carle Hebert
92415 Courbevoie
France

(hereinafter "AEC")


                              on the other part,

                                   RECITALS

WHEREAS, Cortex, AEC and AEC's Affiliate IRIS, as defined hereinafter, have entered into a Joint Clinical Research Agreement referenced no. 000993/MCM/FP under which Cortex has granted to AEC under Article 7.2 of such Agreement a right to select a compound called CX 516 when available to be exercised by AEC in accordance with the terms of such agreement.

WHEREAS, Cortex, AEC and AEC's Affiliates IRIS as defined hereinafter have also entered into a Collaboration Research Agreement referenced no. MCM/FP/001009.

WHEREAS, under such Collaboration Research Agreement, Cortex has granted AEC under Article 5.3 of such Agreement an exclusive right and license to develop, have developed, manufacture, have manufactured, distribute, have distributed, or sale Pharmaceutical Specialties containing Lead Compounds as defined in such Agreement which have been selected by AEC Affiliates under the Collaboration Research Agreement.

WHEREAS, the Parties wish to further define (i) the terms and conditions applicable in case AEC exercises the rights under the Joint Clinical Research Agreement and (ii) the terms and conditions of such exclusive right and license granted under the Collaboration Research Agreement.

Now THEREFORE IN CONSIDERATION of the premises and of the covenants herein contained, the parties hereto mutually agree as follows.


1 - DEFINITIONS

For the purposes of this Agreement, the terms defined in this Agreement shall have the meanings specified below:

1.1  "Affiliate" shall mean any corporation or other entity which controls, is
      ---------
     controlled by, or is under common control with a Party to this Agreement. A corporation or other entity shall be regarded as in control of or controlled by another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

1.2  "AMPAKINES(R)" shall mean those Cortex Compounds and Collaboration
      ------------
     Compounds (as defined in the Collaboration Research Agreement) that are positive modulators of AMPA-receptor function.

1.3  "Collaboration Research Agreement" shall mean the Agreement entered into
     --------------------------------
     between Cortex, IRIS and AEC of even date herewith and referenced no. MCM/FP/001009.

1.4  "Combination Pharmaceutical Specialties" shall mean Pharmaceutical
      --------------------------------------
     Specialties comprised of two and more pharmaceutically active ingredients, one of which is an Ampakine.

1.5  "Cortex Patent Rights" shall mean all rights under present and future,
      --------------------
     foreign and domestic, patents, patent applications, patent extensions, certificates of invention and applications for certificates of invention, together with any originals, provisionals, divisionals, continuations or continuations-in-part, extensions, renewals and reissues owned by, or licensed to Cortex, including Cortex' interest in Joint Patent Rights as defined in the Collaboration Research Agreement and related to a Lead Compound. Cortex Patent Rights in the Territory as of the Effective Date, and all licenses relating to such Cortex Patent Rights are listed in
     Schedule 1 hereto.

1.6  "Customers" shall mean any Third Party, other than a sublicensee of AEC,
      ---------
     whom AEC supplies the Pharmaceutical Specialty.

1.7  "Cortex Know-How" shall mean all present and future trade secrets, know-
      ---------------
     how, copyrights, data, regulatory submissions or other intellectual property of any kind useful in the Field (including any proprietary biological materials, compounds or reagents) and all confidential technical information in the possession of Cortex as of the Effective Date and during the term of this Agreement necessary or useful for the discovery, development, manufacture, use or sale of a Pharmaceutical Specialty.

1.8  "Development Phase" shall mean the period of development of a Lead Compound
      -----------------
     up to the Marketing Approval of such Lead Compound as a Pharmaceutical Specialty.

1.9  "Field" shall mean the use of Ampakines for the treatment of (i) declines
      -----
     in cognitive or performance associated with aging, and (ii) neurodegenerative diseases, including such as but not limited to Alzheimer's disease, Parkinson's disease, multiple sclerosis and Amyotrophic Lateral Sclerosis. Without limitation, the Field specifically excludes the treatment of traumatic brain injury, stroke, spinal cord injury, ischemic conditions or injuries and all psychiatric conditions.

1.10 "First Commercial Sale" of any Pharmaceutical Specialty shall mean the
      ---------------------
     first sale for administration to human patients of such Pharmaceutical Specialty in a country after required Marketing Approval has been granted by the governing health authority of such country.

1.11 "Joint Clinical Research Agreement" shall mean the Agreement entered into between Cortex, IRIS and AEC of even date herewith and in relation to Cortex's compound called CX 516 and referenced no. 000993/MCM/FP.

1.12 "Lead Compound" shall mean those Cortex Compounds or Collaboration
      -------------
     Compounds (as defined in the Collaboration Research Agreement) chosen by AEC, pursuant to Article 3.4 of the Collaboration Research Agreement.

1.13 "Marketing Authorization" shall mean approval of a Pharmaceutical
      -----------------------
     Specialty for commercial sale in a country by the applicable regulatory authorities in such country.

1.14  "Marketing Authorization Application" shall mean an application filed with
       -----------------------------------
      the applicable health regulatory authorities of a country after completion of human clinical trials to obtain Marketing Authorization for a Pharmaceutical Specialty in that country

1.15  "Net Sales" with respect to any Pharmaceutical Specialty shall mean the
       ---------
      invoiced sales of all such Pharmaceutical Specialty billed to Customers by AEC, its Affiliates, its sublicensees, its joint venture partners or its co-promoters, less the following items as applicable to such Pharmaceutical Specialty: (a) credits or allowances granted upon returns, rejections or recalls; (b) freight, shipping and insurance costs; (c) quantity and other trade discounts, credits or allowances actually allowed and taken; (d) customs duties, taxes and surcharges and other governmental charges incurred in connection with exportation or importation; (e) bad debts directly related to the sale of Pharmaceutical Specialties, but not to exceed nine-tenths of one percent (0.9%) and (f) government mandated rebates. The transfer of any Pharmaceutical Specialty by AEC or one of its Affiliates to another Affiliate or sub-licensee of AEC shall not be considered a sale; in such cases, Net Sales shall be determined based on the invoiced sales price by the Affiliate or sub-licensee to its Customer, less the deductions allowed under this Article.

      The Net Sales of Combination Pharmaceutical Specialties shall be calculated by multiplying the standard invoice price for the Combination Pharmaceutical Specialty by a fraction, the numerator of which shall be invoice price for the Pharmaceutical Specialty (based on the same formulation sold separately), and the denominator of which shall be the invoice price of the Combination Pharmaceutical Specialty.

1.16  "Party" shall mean Cortex or AEC.
       -----

1.17  "Parties" shall mean Cortex and AEC.
       -------

1.18  "Phase III Studies" shall mean Phase III clinical studies to be performed
       -----------------
      in a Development Phase.

1.19  "Pharmaceutical Specialty" shall mean any therapeutic composition for
       ------------------------
      administration to human subjects containing a Lead Compound as a pharmaceutically active ingredient for use in the Field.

1.20  "Quarter" means each calendar quarter commencing on January 1, April 1,
       -------
      July and 1 October.

1.21  "Territory" shall mean all countries in western, central and eastern
       ---------
      Europe, the Middle East, Asia (including Japan) and Africa, and Argentina, Brazil and Venezuela. Without limitation, the Territory excludes all of North America, all of South America (except Argentina, Brazil and Venezuela), Australia and New Zealand.

1.22  "Third Party" shall mean any entity other than Cortex or AEC and their
       -----------
      respective Affiliates.

1.23  "University Licenses" shall have the meaning set forth in Article 6.3.1
       -------------------
      and Schedule 2.

1.24  "Valid Claim" shall mean with respect to a Pharmaceutical Specialty any
       -----------
      claim of any issued and unexpired patent or pending patent application included within the Cortex Patent Rights which has not been held, disallowed, revoked, unenforceable or invalid by a final, unappealable decision of a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through re-issue, disclaimer or otherwise, unless and until reinstated.

2 - SCOPE

Cortex hereby grants to AEC the exclusive right and license (with the right to sublicense) to use Cortex Patent Rights, Cortex's Know How (including Cortex Inventions and Cortex's interest in Joint Patent Rights and Joint Inventions as defined in the Collaboration Development Agreement) inside the Field to further develop, have developed, manufacture, have manufactured, use, commercialize, have commercialized, distribute or have distributed for sale and sell Pharmaceutical Specialties containing Lead Compounds, in the Territory, such license to become effective upon selection of such Lead Compounds in accordance with Article 3.4 of the Collaboration Research Agreement AEC shall notify Cortex of any sublicense of the rights granted herein to a non-Affiliate of AEC within thirty (30) days of entering into such sublicense.

It is understood and agreed that the terms and conditions herein shall be fully applicable in case AEC selects CX 516 as a Lead Compound in accordance with
Article 7.2 of the Joint Clinical Research Agreement and the Collaboration Research Agreement.


3 - DEVELOPMENT PHASE - ADVERSE REPORTS

     3.1  Development Phase
          -----------------

          3.1.1 After the execution of this Agreement, AEC and/or Affiliates shall inform Cortex in writing of the development plans it wishes to implement during the Development Phase of the Lead Compounds, which can be modified from time to time by AEC as required by the needs of development. In case of any modification of such development plans, AEC will so inform Cortex. AEC will use its reasonable efforts to abide by such plans but in any case such plans shall not be deemed as binding.

          3.1.2 AEC undertakes to use its best efforts under its sole responsability and at its own cost to develop the Pharmaceutical Specialties with the same priority and the same standard of efforts used by AEC in the development of its own major pharmaceutical specialties in the Territory.

          3.1.3 AEC shall provide Cortex with the protocols or summaries of protocols for all clinical and preclinical studies to be carried out by AEC according to the development plans to give AEC an opportunity to make comments on them before AEC commences such studies. AEC shall give due consideration to Cortex's comments.

          3.1.4 During the Development Phase, Cortex and AEC shall meet as often as is reasonably necessary, and at least quarterly to exchange information and findings obtained from their respective development activities and to promote cooperation between the parties hereto.

          3.1.5 AEC undertakes to inform Cortex as soon as possible of the dates of starting Phases I, II and III clinical studies respectively, as well as filing the Marketing Authorization Application and obtaining the Marketing Authorization in each country of the Territory.

          3.1.6 If at any time AEC decides to stop the Development Phase of a Lead Compound, AEC shall so inform Cortex in writing, and such Lead Compound shall then revert immediately back to Cortex, and Cortex shall be free to use all such compounds for all purposes and may grant rights to such Compounds to Third Parties for any use outside the Territory, and for any use outside the Field inside the Territory. When rights to a Lead Compound reverts to Cortex pursuant to this Article 3.1.5, AEC agrees to execute and deliver such instrument and take such other actions as Cortex shall reasonably request in order to carry out the transfer of such rights.

     3.2  Adverse Reports. Each Party shall promptly report to the other
          ---------------
potentially serious or unexpected adverse events with respect to Ampakines of which it becomes aware in accordance with the rules and regulations applicable in the countries concerned of the Territory, with the exception of Life-Threatening Adverse Drug Experiences, which shall be notified to the other Party within 24 hours of knowledge of the notifying Party. Each Party shall report to the other Party summaries of other adverse events with respect to every twelve
(12) months. Cortex may provide such information that it receives from AEC under this Article 3.2 to its other licensees. Cortex shall use commercially reasonable efforts to include in its other agreements, similar provisions to this Article 3.2.

4 - PAYMENTS

4.1  Milestone
     ---------

     4.1.1 Milestone Payments.  In consideration of the licenses granted to AEC
           ------------------
           hereunder, AEC shall pay the following amounts to Cortex upon the achievement (prior to the expiration or termination of this Agreement pursuant to Article 4 hereof) of each of the applicable milestones:

--------------------------------------------------------------------------------
               Milestone Event                         Amount of Payment
               ---------------                         -----------------
--------------------------------------------------------------------------------
                    [*]                                         [*]
--------------------------------------------------------------------------------
                    [*]                                         [*]
--------------------------------------------------------------------------------
                    [*]                                         [*]
--------------------------------------------------------------------------------
                    [*]                                         [*]
--------------------------------------------------------------------------------

For purposes hereof, [*] shall mean the time at which the first dose is given to the first patient in the clinical study.

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION

           4.1.1.1 Each milestone payment shall be paid once only for all Pharmaceutical Specialties, even if such milestone is met on more than one occasion.

           4.1.1.2 AEC shall promptly notify Cortex in writing of the occurrence of the milestones set forth above. Within thirty
                    (30) days after the occurrence of such milestone, AEC shall pay to Cortex by wire transfer or other means reasonably acceptable to Cortex and AEC, the milestone payments set forth above. Payments made to Cortex pursuant to this
                    Article 4.1 shall not be credited against any other payments under this Article 4.

4.2  Royalties on Net Sales.

     4.2.1 Royalty Rate.  In consideration of the licenses granted to AEC
           ------------
           pursuant to Article 2 hereof for the use of Cortex Patents and Cortex Know-How, AEC shall pay Cortex when applicable [*] the following royalties on Net Sales of Pharmaceutical Specialty,:

     --------------------------------------------------------------------------
       If Territory-Wide Calendar Year         Royalty Rate for All Net Sales
                Net Sales are:
     ---------------------------------------------------------------------------
                                                 [*]                   [*]
                                            -----------------------------------
                                                 [*]                   [*]
     --------------------------------------------------------------------------
                                                 [*]                   [*]
     --------------------------------------------------------------------------
                                                 [*]                   [*]
     --------------------------------------------------------------------------

           [*]

     4.2.2 Royalty Reports, Exchange Rates. During the term of this Agreement,
           -------------------------------
           following the First Commercial Sale of a Pharmaceutical Specialty in any country by AEC, AEC shall furnish to Cortex a written Quarterly report showing, on a country by country basis: (i) the gross sales of all Pharmaceutical Specialties sold by AEC and its Affiliates and its sublicensees during the reporting period and the calculation of Net Sales from such gross sales; (ii) the royalties and other payments payable in United States dollars which shall have accrued hereunder in respect of such sales; (iii) withholding taxes, if any, required by law to be deducted in respect of such sales, as applicable; (iv) the dates of the First Commercial Sales of any Pharmaceutical Specialties in any country by AEC and its Affiliates and its sublicensees during the reporting period; and (v) the exchange rates used in determining the amount of United States dollars. All amounts payable will first be calculated in the currency of sale and then converted into United States dollars using as a rate of exchange the exchange rate reported in the Wall Street Journal for the last day of the reporting period to which the payment relates. Reports together with the royalty payable for the periods to which the reports relate shall be due on the forty-fifth (45th) day following the close of each Quarter. If no royalty is due for any royalty period hereunder, AEC

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION shall so report. AEC shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

     4.2.3   Audits.  Upon the written request of Cortex, AEC shall permit an
             ------
             independent public accountant selected by Cortex and acceptable to AEC, which acceptance shall not be unreasonably withheld or delayed, to have access during normal business hours to such of the records of AEC as may be reasonably necessary to verify the accuracy of the royalty reports hereunder in respect of any fiscal year ending not more than twenty-four (24) months prior to the date of such request. All such verifications shall be conducted at the expense of Cortex and not more than once in each calendar year.

             In the event such accountant concludes that additional royalties were owed during such period, the additional royalty shall be paid within thirty (30) days of the date Cortex delivers to AEC such accountant's written report so concluding. The fees charged by such accountant shall be paid by Cortex unless the audit discloses that the royalties payable by AEC for the audited period are more than one hundred and ten percent (110%) of the royalties actually paid for such period, in which case AEC shall pay the reasonable fees and expenses charged by the accountant.

             AEC shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to AEC, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Cortex's independent accountant to the same extent required of AEC under this Agreement. Upon the expiration of twenty-four (24) months following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Cortex; and AEC and its sublicensees shall be released from any liability or accountability with respect to royalties for such year.

             Cortex agrees that all information subject to review under this
             Article 4.3 or under any sublicense agreement is confidential and that it shall cause its accountant to retain all such information in confidence.

     4.2.4   Royalty Payment Terms.  Royalties shown to have accrued by each
             ---------------------
             royalty report provided for under this Agreement shall be due and payable from the date such royalty report is due. Payment of royalties in whole or in part may be made in advance of such due date. Royalties determined to be owing, and any overpayments to be credited, with respect to any prior quarter shall be added, or credited, as the case may be, together with interest thereon accruing under this Agreement from the date of the report for the quarter for which such amounts are owing, to the next quarterly payment hereunder.

4.3  Withholding of Taxes.  Any withholding of taxes levied by tax authorities
     --------------------
     outside the United States on the payments hereunder shall be borne by Cortex and deducted by AEC from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of Cortex. AEC agrees to cooperate with Cortex in the event Cortex claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to AEC. If in the opinion of either Party the provisions of this Article becomes unduly burdensome, the Parties agree to meet and discuss such other options as may be available to them.

4.4  Exchange Controls.  Except as hereinafter provided in this Article, all
     -----------------
     payments to be made pursuant to Article 4 shall be paid in United States dollars. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where the Pharmaceutical Specialty is sold, payment shall be made through such lawful means or methods as AEC may determine. When in any country the law or regulations prohibit both the transmittal and deposit of royalties on sales in such a country, royalty payments shall be suspended for as long as such prohibition is in effect, and as soon as such prohibition ceases to be in effect, all royalties that AEC or its sublicensees would have been obligated to transmit or deposit, but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable, as the case may be. If the royalty rate specified in this Agreement should exceed the permissible rate established in any country, the royalty rate for sales in such country shall be adjusted to the highest legally permissible or government-approved rate.

4.5  Interest on Late Payments
     -------------------------

     Any payments by AEC that are not paid, or overpaid before or within a period of [*] following the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at [*] above the LIBOR rate calculated on the number of days payment is delinquent. LIBOR rate means the interest rate per annum as determined by Bank of America NT&SA, at which deposits in US dollars are generally available in the London interbank market with maturities of thirty (30) days.

5 - MARKETING AND MANUFACTURING

5.1  Marketing Plans.  AEC shall prepare and deliver to Cortex an outline of
     ---------------
     marketing plans on Marketing Approval for each Pharmaceutical Specialty in each country, prior to the launch of such Pharmaceutical Specialty in such country. Such plans shall include plans related to the launch, promotion and sale of Pharmaceutical Specialties. AEC shall submit the Marketing Plans annually to Cortex for review and comment.

5.2  Manufacturing. AEC shall have the right to manufacture the bulk drug
     -------------
     substance and the final dosage forms of the Pharmaceutical Specialty for its use and sale in the Territory.

5.3  Pharmaceutical Specialty Marking.  Pharmaceutical Specialties shall be
     --------------------------------
     marked as a product of AEC.

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION

6 - REPRESENTATIONS AND WARRANTIES

6.1  Authorization.  Each Party represents and warrants to the other that it has
     -------------
     the legal right and power to enter into this Agreement, to extend the rights and licenses granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement. Except as otherwise disclosed, each Party further represents to the other that it is not aware of any legal obstacles, including, patent rights of others, which could prevent it from carrying out its obligations under this Agreement.

6.2  Cortex Intellectual Property Representations and Warranties.
     -----------------------------------------------------------

     6.2.1  Patent Rights.  Cortex represents and warrants that it is the sole
            -------------
            and exclusive owner or exclusive licensee of the entire right, title and interest in and to the Cortex Patent Rights and the Cortex Know-How and that it has the right to license the same to AEC under this Agreement. Cortex represents and warrants that, as of the Effective Date, the Cortex Patent Rights and the Cortex Know-How are free of any encumbrances, including, without limitation, liens, licenses, judgments and/or security interests in the Field, and that all patents and patent applications included in the Cortex Patent Rights are in full force and effect as of the date hereof of this Agreement and that none of the Cortex Patent Rights are the current subject of any interference or opposition proceeding.

     6.2.2  Litigation.  Cortex represents and warrants that as of the Effective
            ----------
            Date there is no pending, or to its knowledge threatened, litigation that would or might adversely affect its right and ability to grant the licenses and to perform its obligations, or AEC's ability to exercise its rights, under this Agreement.

     6.2.3  Infringement.
            ------------

            6.2.3.1 Cortex and AEC shall promptly notify the other in writing of any actual alleged or threatened infringement of Cortex Patents and/or Cortex Know-How of which they become aware. Cortex and AEC shall then confer and endeavor to reach agreement of who either of AEC or Cortex shall initiate action to prevent, end or prosecute any such infringement. If the Parties do not agree on whether or how to proceed with enforcement activity within (i) thirty (30) days following the notice of alleged infringement or (ii) ten
                    (10) business days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then Cortex may commence litigations within an additional thirty (30) day period with respect to the alleged or threatened infringement at its own expense. In the event that Cortex does not commence litigation, AEC may do so. In the event a Party brings an infringement action, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney. Neither Party shall have the right to settle any patent infringement litigation under this Article in a manner that diminishes the rights or interests of the other Party without the express written consent of such other Party, such consent not to be unreasonably withheld or delayed.

                    It is understood and agreed that in case of a litigation the royalties payable under Article 4.3.1 may be withheld up to [*] percent ([*] %) by AEC for the country concerned by the litigation until the resolution of such litigation. Should such resolution result in the invalidity of the Cortex Patent and/or Know-How then such withheld royalties shall not be due by AEC to Cortex. Should such resolution not affect the validity of the Cortex Patent and/or Know-How then such withheld royalties shall be paid by AEC to Cortex. It is understood and agreed that in case the action results in the award of recovery and/or damages of any nature whatsoever to the Party bringing the action as stated hereabove (either AEC and Cortex), such recovery and/or damages shall be fully allocated to such Party.

           6.2.3.2 In case of any Third Party claims against AEC resulting from the use by AEC of Cortex Patents and Cortex Know-How in accordance with this Agreement, AEC shall promptly notify Cortex, and the Parties shall then confer and endeavor to reach an agreement on who either of AEC or Cortex shall defend AEC against such Third Party claim. If the Parties do not reach agreement on who would proceed with the defense thereof within (i) thirty (30) days following the notice of alleged infringement or (ii) ten business days before the time limit, if any, setforth in the appropriate laws and regulations for the filing of answers or defenses to such actions, whichever comes first, then Cortex may respond to such claim. In the event that Cortex does not respond, AEC may do so. In the event AEC defends against such claims the costs related to such defense shall be borne [*] ([*] %- [*] %) by Cortex and AEC. Should such claim result in the payment by AEC (either by settlement or court decision) to the claiming Third Party of any damages whatsoever (including legal fees) such damages shall be borne
                    [*] ([*]% -[*]%) by Cortex and AEC.

                    It is understood and agreed that AEC shall not settle such Third Party claims without Cortex's prior approval, which shall not be unreasonably withheld.

                    While such claim is being processed, the royalties payable by AEC under article 4.3.1 may be withheld up to [*] percent ([*] %) for the country concerned by the litigation until the resolution of the litigation. Should such resolution result in the invalidity of the Cortex Patent and/or Know-How then such withheld royalties shall not be due by AEC to Cortex. Should such resolution not affect the validity of the Cortex Patent and/or Know-How then such withheld royalties shall be paid by AEC to Cortex.

     6.2.4 Disclosure.  Cortex represents and warrants that it has and will
           ----------
           disclose to AEC all of the Cortex Technology.

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION

    6.2.5  Maintenance of Confidential Information.  Cortex represents and
           ---------------------------------------
           warrants that it has taken all reasonable and necessary steps to protect the Cortex confidential Information contained in the Cortex Patents and Cortex Know-How.

6.3  Cortex License Representation and Warranties.
     --------------------------------------------

     6.3.1 License Agreements.  Cortex represents and warrants that as of the
           ------------------
           Effective Date all licenses with University for Cortex Patent Rights or Cortex Know-How are set forth in Schedule 2 ("University Licenses"), and that copies of such University Licenses have been provided to AEC.

     6.3.2 Effectiveness, Maintenance.  As of the Effective Date,  Cortex
           --------------------------
           represents and warrants that all such University Licenses are in full force and effect and neither Cortex, or to Cortex's knowledge, the other party, is in breach thereof. Cortex shall maintain and procure the maintenance of all such University Licenses in full force and effect during the term of this Agreement as is necessary to provide AEC the rights initially granted and to be granted hereunder, including, without limitation, fulfilling all its obligations thereunder and refraining from any acts which may give rise to a termination of any University License.

     6.3.3 Exclusivity. Cortex represents and warrants that all such  University
           -----------
           Licenses identified on Schedule 2 as exclusive are exclusive to Cortex as is necessary to provide AEC the exclusive licenses for the Territory provided herein and, pursuant to the terms thereof, no such licensor of Cortex has the right to grant licenses in the Field of patents or technology contained in the Cortex Patent Rights and Cortex Know-How.

7 - INDEMNITY - INSURANCE

7.1  Indemnity

     7.1.1. AEC Indemnity Obligations.  In the absence of Cortex's negligence, a
            -------------------------
            breach of contract or warranty by Cortex or willful or tortious acts or omissions of Cortex, AEC agrees to defend, indemnify and hold Cortex, its Affiliates and their respective employees and agents harmless from all Third Party claims, losses, damages or expenses, but excluding consequential losses, including, without limitation, economic loss or loss of profit, arising as a result of: (a) actual or asserted violations of any applicable law or regulation by AEC, its Affiliates or sublicensees by virtue of which Pharmaceutical Specialties manufactured, distributed or sold by AEC, its Affiliates or sublicensees shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or property damage attributable to the development, manufacture, distribution, sale or use of Pharmaceutical Specialties by AEC, its Affiliates or sublicensees; (c) a recall of Pharmaceutical Specialties manufactured, distributed or sold by AEC, its Affiliates or sublicensees ordered by a governmental agency or required by a confirmed Pharmaceutical Specialty failure as reasonably determined by AEC; (d) the negligent, willful or tortious acts or omissions of AEC, its Affiliates and sublicensees and their respective employees and agents in connection with the development, use, sale or supply of the Pharmaceutical Specialty; or (e) any breach of AEC's representations and warranties herein or other breach of the terms of this Agreement.

    7.1.2   Cortex Indemnity Obligations. Cortex agrees to defend, indemnify and
            ----------------------------
            hold AEC, its Affiliates and their respective employees and agents harmless from all Third Party claims, losses, damages or expenses arising as a result of: (a) the negligent, willful or tortious acts or omissions of Cortex, its Affiliates and their respective employees and agents; or (b) any breach of Cortex's representations and warranties herein or other breach of the terms of this Agreement.

    7.1.3   Procedure.  A Party or any of its Affiliates or their respective
            ---------
            employees or agents (the "Indemnitee") that intends to claim indemnification under this Article 7 shall promptly notify the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with its counsel. The indemnity agreement in this Article 7 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 7, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 7. The Indemnitee under this Article 7, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

7.2  Insurance
     ---------

AEC shall maintain comprehensive general liability insurance against claims regarding the implementation and execution of this Agreement, including but not limited to the development, manufacture and sale of Pharmaceutical Specialties, in such amounts AEC customarily maintains with similar activities. AEC shall maintain such insurance during the term of this Agreement and thereafter for so long as it continues to manufacture or sell any Pharmaceutical Specialties. Upon Cortex's request, AEC shall provide Cortex with the related insurance certificate.

8 - TERM AND TERMINATION

8.1  Expiration of This Agreement.  Unless terminated earlier pursuant to
     ----------------------------
     Article 8.2, this Agreement shall expire and the licenses granted by Cortex to AEC shall become fully paid and irrevocable on a country-by-country basis upon the later of (i) [*] years after the First Commercial Sale of the Pharmaceutical Specialties in such country or (ii) the expiration of any patents included in the Cortex Patent Rights.

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION

8.2  Termination of This Agreement.  This Agreement may be terminated in the
     -----------------------------
     following circumstances:

     8.2.1  Material Breach.  By one Party upon written notice by reason of a
            ---------------
            material breach by the other Party that the breaching Party fails to remedy within thirty (30) days after written notice thereof by the non-breaching Party, provided however, that in the case that such breach is capable of cure but cannot be cured within such thirty
            (30) day period, such period shall be extended so long as the breaching Party continues to use diligent efforts to cure such breach, but in any case not beyond ninety (90) days.

     8.2.2  Bankruptcy.  By either Party upon bankruptcy, insolvency,
            ----------
            dissolution or winding up of the other, subject to applicable local laws.

     8.2.3  By AEC in Part.  By AEC, in its discretion, at any time after the
            --------------
            expiration of the Research Phase as defined in the Collaboration Research Agreement on a country-by-country basis upon delivery by AEC to Cortex of six (6) months prior notice thereof, as defined in the Collaboration Research Agreement.

     8.2.4  By AEC in Whole.  By AEC, in its discretion, at any time after the
            ---------------
            expiration of the Research Phase, as defined in the Collaboration Research Agreement, in its entirety, upon delivery by AEC to Cortex of six (6) months prior notice thereof; or

     8.2.5  Merger. By AEC, in case of merger and/or acquisition of Cortex with
            ------
            or by a Third Party, provided that AEC provides notice thereof within thirty (30) days after being informed in writing by Cortex of such merger or acquisition.

8.3  Effect of Expiration or Termination of This Agreement Generally.
     ---------------------------------------------------------------

     8.3.1  Existing Obligations.  Expiration pursuant to Article 8.1 or
            --------------------
            termination pursuant to Article 8.2 of this Agreement for any reason shall not relieve the Parties of any obligation that accrued prior to such expiration or termination.

     8.3.2  Survival.  The provisions of Article 4 (with respect only to
            --------
            payments and royalties accrued at the time of expiration or termination but not yet paid), Article 6, Article 7 and this Article
            8.3.2 shall survive the expiration pursuant to Article 8.1 or termination pursuant to Article 8.2 of this Agreement.

8.4  Effect of Termination by Cortex.  In the event that this Agreement is
     -------------------------------
     terminated by Cortex pursuant to Article 8.2.1 and 8.2.2.

     8.4.1  Termination of Licenses.  All licenses and rights granted to AEC
            -----------------------
            hereunder shall terminate and, except as provided in Article 8.4.2. below, AEC will immediately cease to manufacture and sell Pharmaceutical Specialties;

     8.4.2  Disposition of Inventory of Pharmaceutical Specialties.  (a) AEC may
            ------------------------------------------------------
            dispose of its inventory of Pharmaceutical Specialties on hand as of the effective date of termination, and may fill any orders for Pharmaceutical Specialties accepted prior to the effective date of termination, for a period of twelve (12) months after the effective date of termination and (b) within thirty (30) days after disposition of such inventory and fulfillment of such orders (and in any event within seven (7) months after termination) AEC will forward to Cortex a final report containing the details required by Article 4.3 hereof and pay Cortex all royalties due for Net Sales in such period; and

8.5  Effect of Termination in Full or in Part by AEC.  In the event that AEC
     -----------------------------------------------
     terminates, in full or in part, this Agreement pursuant to Article 8.2., the applicable licenses and rights granted to AEC shall terminate and AEC will immediately cease to manufacture and sell Pharmaceutical Specialties except as provided in this Article 8.5 and AEC shall be entitled to claim from Cortex all damages which would otherwise be due to AEC under law and equity. If AEC so elects to terminate this Agreement, then (a) AEC may dispose of its inventory of Pharmaceutical Specialties on hand as of the effective date of termination, and may fill any orders for Pharmaceutical Specialties accepted prior to the effective date of termination, for a period of twelve (12) months after the effective date of termination and
     (b) within thirty (30) days after disposition of such inventory and fulfillment of such orders (and in any event within seven (7) months after termination) AEC will forward to Cortex a final report containing the details required by Article 4.3 hereof and pay Cortex all royalties due for Net Sales in such period.

8.6  Additional Rights to AEC in the Event of Cortex Bankruptcy.  All licenses
     ----------------------------------------------------------
     granted under this Agreement are deemed to be, for purposes of Article 365(n) of the U.S. Bankruptcy Code, licenses of right to "intellectual property" as defined in Article 101 of such Code. The Parties agree that AEC may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event AEC elects to retain its rights as a licensee under such Code, AEC shall be entitled to complete access to the Cortex Technology and Patents licensed to it hereunder and all embodiments of such Cortex Technology and Patents, for the purposes of exploitation of the licenses granted under this Agreement. Such embodiments of the Cortex Technology and Patents shall be delivered to AEC not later than:

     8.6.1 the commencement of bankruptcy proceedings against Cortex, upon written request, unless Cortex elects to perform its obligations under the Agreement, or

     8.6.2 if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Cortex, upon written request.

9 - MISCELLANEOUS

     9.1  Force Majeure.  Neither Party shall be held liable or responsible to
          -------------
          the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

    9.2   Assignment.  This Agreement may not be assigned or otherwise
          -----------
          transferred by either Party without the prior written consent of the other Party, provided, however, that AEC may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates and provided further, that Cortex may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates, or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or similar transaction, subject to AEC's right under Section 8.2.5. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

    9.3   Severability.  Each Party hereby agrees that it does not intend to
          ------------
          violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

    9.4   Notices.  Any consent, notice or report required or permitted to be
          -------
          given or made under this Agreement by one of the Parties hereto to the other shall be in writing, in English, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

          If to CORTEX:       CORTEX Pharmaceuticals, Inc.
                              15241 Barranca Parkway
                              Irvine, California 92618-2201
                              Attention: Chief Executive Officer
                              Fax: 949/727-3657

          If to AEC:          ADIR ET COMPAGNIE
                              1 rue Carle Hebert
                              92415 Courbevoie cedex
                              Attention: Dr. L. Perret

     9.5  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
          accordance with, the laws of the state of New York as though made and to be fully performed therein without regard to conflicts of laws principles thereof.

     9.6  Arbitration.  Any disputes arising between the Parties relating to,
          -----------
          arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be promptly presented to the Chief Executive Officers of Cortex and AEC for resolution and if the Chief Executive Officers cannot promptly resolve such disputes, then such dispute shall be finally resolved by binding arbitration in accordance with the rules of arbitration of the International Chamber of Commerce (ICC) by one or more arbitrators appointed in accordance with such rules. Any such arbitration shall be held in New York City, New York, USA and the language of such proceedings shall be English.

     9.7  Entire Agreement. This Agreement, together with the Schedules hereto
          ----------------
          between the Parties contains the entire understanding of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between any provision of any Schedules hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

     9.8  Headings. The captions to the Articles hereof and Schedules hereto are
          --------
          not a part of this Agreement, but are merely guides or labels to assist in locating and reading the Articles hereof.

     9.9  Independent Contractors.  It is expressly agreed that Cortex and AEC
          ----------------------
          shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Cortex nor AEC shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     9.10 Waiver. The waiver by either Party hereto of any right hereunder or
          ------
          the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

    9.11  Counterparts. This Agreement may be executed in two or more
          ------------
          counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    9.12  Warranty Limitation
          -------------------

          EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY, AND EACH PARTY EXPRESSLY DISCLAIMS ALL DISCLAIMS, ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY COMPOUNDS OR OTHER BIOLOGICAL OR CHEMICAL MATERIALS OR INFORMATION PROVIDED TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


CORTEX PHARMACEUTICALS, INC.            ADIR ET COMPAGNIE


By: /s/ Vincent F. Simmon               By: /s/ Christian Bazantay

Name: Vincent F. SIMMON, Ph.D           Name: Christian BAZANTAY

Title: Chief Executive Officer          Title: Proxy

                                  SCHEDULE 1

                             CORTEX PATENT RIGHTS


      [* Pages 1 Through 6 Omitted And Filed Separately With Commission]

                                  SCHEDULE 2

                              UNIVERSITY LICENSES



     [*Contents Of This Page Omitted And Filed Separately With Commission]

         CONFIDENTIAL PORTIONS OMITTED PURSUANT TO RULE 24b-2 OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     ------------------------------------
                       JOINT CLINICAL RESEARCH AGREEMENT
                     ------------------------------------          000993/MCM/FP


This Agreement entered into as of October 13/th/, 2000 (the "Effective Date") is made between :


CORTEX PHARMACEUTICALS Inc
Having its principal office at
15241 Barranca Parkway
Irvine, California
USA

(hereinafter "CORTEX")

                                 on one part,

AND


INSTITUT DE RECHERCHES INTERNATIONALES SERVIER
A corporation duly organized and registered under the laws of France Having its principal office at
6 Place des Pleiades
92415 Courbevoie cedex
France

(hereinafter "IRIS")

and

ADIR ET COMPAGNIE
A corporation duly organized and registered under the laws of France Having its principal office at
1 Rue Carle Hebert
92415 Courbevoie cedex
France

(hereinafter "AEC")

IRIS et  AEC are hereinafter collectively referred to as "SERVIER"

                                                 on the other part,

                                   RECITALS


WHEREAS, CORTEX is currently planning a preliminary clinical trial in the United States of the compound called CX 516 for the treatment of mild cognitive impairment ("MCI");

WHEREAS, CORTEX wishes to expand this trial to become a collaborative cross national study ;

WHEREAS, SERVIER is interested in developing its knowledge and understanding of the use of AMPA receptor modulating compounds in mild cognitive impairment and age related decline in brain function and therefore SERVIER is interested in participating in the clinical trial of the compound CX 516.

NOW, THEREFORE, the Parties have agreed as follows:


ARTICLE I - DEFINITIONS

For the purpose of this Agreement, the terms defined in this Article shall be the meaning specified below.

1.1  "Affiliate" shall mean any corporation or other entity which controls, is
      ---------
     controlled by, or is under common control with a Party to this Agreement. A corporation or other entity shall be regarded as in control of or controlled by another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.

1.2  "CX516" shall mean 1-(Quinoxalin-6-ylcarbonyl) piperdine, the
      -----
     specifications of which are attached as Schedule 1 hereto.

1.3  "Effective Date" shall mean the date first set forth above.
      --------------

1.4  "Party" shall mean CORTEX or SERVIER.
      -----

1.5  "Parties" shall mean collectively CORTEX and SERVIER.
      -------

1.6  "Protocols" shall mean the study protocols defining the studies agreed upon
      ---------
     the Parties as stated in Article 2.3.

1.7  "Studies" shall mean the studies within the scope of this Agreement as
      -------
     defined in Article 2.1 and further defined in the Protocols.

1.8  "Third Party" shall mean any entity other than CORTEX or SERVIER and their
      -----------
     respective Affiliates.

1.9  "Third Party Optionee" shall mean the corporation to which CORTEX has
      --------------------
     granted an option to a license rights to  CX 516.

1.10 "Third Party Option Agreement" shall mean the Agreement by which CORTEX has
      ----------------------------
     granted an option to a license on CX 516 to the Third Party Licensee.



ARTICLE II - SCOPE AND STRUCTURE OF THE COLLABORATION


2.1 The purpose of this Agreement is to define the terms and conditions under which SERVIER is willing to (i) participate in a multinational study initiated by CORTEX in MCI using CX 516 and (ii) initiate some complementary studies on CX 516.

2.2 The goal of the Studies is to enable the Parties to develop their knowledge of the use of AMPA-receptor modulating compounds in MCI and age related decline in brain function.

2.3 It is understood and agreed by the Parties hereto that the Studies shall be performed in accordance with Protocols to be drafted and agreed upon between the Parties at a Consensus Conference to be held as soon as possible. Once such Protocols are agreed upon between the Parties such Protocols shall form an integral of this Agreement. The costs of the Consensus Conference shall be borne by SERVIER subject that such costs must be duly agreed by SERVIER prior to such Consensus Conference.


2.4 The Parties shall use their reasonable efforts to perform the Studies in accordance with the performance schedule to be defined in the Protocols.

     Due to the nature of the Studies delays in the performance of the schedules shall not be considered as a breach.


ARTICLE III - SUPPLY OF CX 516

CORTEX undertakes to supply free of charge all of SERVIER's reasonable requirements of bulk CX 516 in order to enable SERVIER to perform the Studies in accordance with the Protocols.

CORTEX undertakes to ship at its costs quantities of bulk CX 516 to the place of shipment specified by SERVIER.

SERVIER shall bear the costs for formulation tablets and capsules of finished dose form of CX 516 and for the placebo.

ARTICLE IV - COSTS OF PERFORMANCE

SERVIER shall support all of its costs related to its performance of the Studies in accordance with the Protocols other than the costs of CX 516 as stated in
Article III hereabove.


ARTICLE V - LIABILITY - ADVERSE EVENTS REPORTS

5.1 The Parties declare that the Studies shall be undertaken to the best of their knowledge and belief in strict compliance with all applicable national and local laws, regulations and guidelines relating to the protection of human subjects.

5.2 CORTEX as sponsor of the Studies undertakes to indemnify and hold harmless SERVIER and its officers, directors, employees and agents from any loss, damage, cost or expense (including reasonable attorney's fees) made or brought (whether successfully or otherwise) by or on behalf of a patient involved in the study against SERVIER for personal injury (including death) to such patient arising out or relating to the administration of CX 516 to such patient.

     The above indemnity by CORTEX shall not apply to any such claim or proceeding to the extent that such a personal injury (including death) is caused by the negligent or wrongful acts or omissions or breach of statutory duty of SERVIER or its officers, directors, employees and agents, or any failure of SERVIER, its Affiliates or investigators to follow the Protocols

     SERVIER undertakes to indemnify and hold harmless CORTEX and its officers, directors, employees and agents from any loss, damage, cost or expense (including reasonable attorney's fees) resulting from SERVIER's negligent or wrongful acts or omissions or breach of statutory duty of SERVIER or its officers, directors, employees and agents, or any failure of SERVIER, its Affiliates or investigators to follow the Protocols.

5.3 Each Party shall promptly report to the other potentially serious or unexpected adverse events (including adverse drug experiences, as defined in 21 C.F.R. (S) 314.80 or other applicable regulations) with respect to CX 516 of which it becomes aware and in no event later than five (5) days after initial receipt of the information by such party, with the exception of Life-Threatening Adverse Drug Experiences (as defined in 21 C.F.R. (S) 314.80(a)), which shall be notified to the other Party within 24 hours of knowledge of the notifying Party. Each Party shall report to the other Party summaries of other adverse events with respect to every twelve (12) months. CORTEX may provide such information that it receives from SERVIER under this Article 5.3 to its other licensees. CORTEX shall use reasonable efforts to include in its other agreements, similar provisions to this
     Article 5.3.

ARTICLE VI - RESULTS - INTELLECTUAL PROPERTY RIGHTS

6.1 Any and all results, data information generated by SERVIER within the performance of the Studies and contained in the different reports sent by SERVIER to CORTEX in accordance with the Protocols shall be CORTEX's sole and exclusive property.

6.2 Notwithstanding the above, any invention made by SERVIER within the performance of the Studies which is not directly related to CX 516 shall be SERVIER's sole and exclusive property.

6.3 Subject to Article 6.4 hereunder, it is understood and agreed by the Parties hereto that information, data, patents invention, know-how held by a Party hereto or developed by a Party hereto outside of the performance of the Studies shall remain at all times the sole and exclusive property of such Party and nothing herein shall be deemed or construed as granting to the other Party any rights by license or otherwise on such invention, know-how, patents, data, information.

6.4 Notwithstanding Article 6.3 hereabove, CORTEX grants to SERVIER for the purpose of performing this Agreement right to use CX 516, and any and all data, information, patent related thereto.

     As a consequence of the above, CORTEX hereby undertakes to indemnify and hold harmless SERVIER from any Third Party (including but not limited to Third Party Licensee) claims based on violation of any industrial and intellectual property rights arising out of the use by SERVIER in accordance with this Agreement of CX 516 and any and all data, information and patent related thereto as stated hereabove.



ARTICLE VII - FINANCE - COUNTERPART



7.1 It is understood and agreed by SERVIER, that CORTEX has granted to Third Party Optionee rights to CX 516 and therefore such rights are not available.

7.2 Notwithstanding Article 7.1 hereabove and as a counterpart for SERVIER's performance of the Studies, should Third Party Optionee not exercise its rights to CX 516 in accordance with the terms of the Third Party Option Agreement, and, therefore CORTEX regains the rights to license CX 516, and if AEC has entered into a Collaboration Research Agreement and Licensing Agreement to Ampakines, AEC may select CX 516 for development and commercialization thereunder.


7.3 CORTEX hereby warrants that in case Third Party Optionee exercises its rights to CX 516 in accordance with the Third Party Option Agreement nothing herein are in any future agreement between CORTEX and Third Party Optionee shall prevent the performance of this Agreement.

ARTICLE VIII - TERM AND TERMINATION

8.1  This Agreement shall come into force upon the Effective Date and subject to article 8.2 hereunder shall remain in full force and effect until the performance of the Studies in accordance with the Protocols, provided however that either Party may terminate this Agreement on thirty (30) day notice if the Studies are not completed by March 30, 2002 or any other extended time frame the Parties may have agreed within such notice.

8.2  This Agreement may be terminated in the following circumstances :

     8.2.1 By one Party upon written notice by reason of a material breach by the other Party that the breaching Party fails to remedy within ninety (90) days after written notice thereof by the non-breaching Party, provided however, that in the case that such breach is capable of cure but cannot be cured within such ninety (90) day period, such period shall be extended so long as the breaching Party continues to use diligent efforts to cure such breach;

     8.2.2 By either Party upon bankruptcy, insolvency, dissolution or winding up of the other subject to applicable local laws.


     8.2.3 By SERVIER, in its discretion at any time subject to a three (3) months prior notice sent to CORTEX.

     8.2.4 By SERVIER, in case of merger and/or acquisition of CORTEX with or by a third party, provided that SERVIER provides notice thereof within thirty (30) days after being informed by CORTEX in writing of such merger or acquisition.


8.3 The provisions of Article 7 shall survive the term of this Agreement as stated in Article 8.1 and termination by SERVIER for material breach by CORTEX in accordance with Article 8.2.1.

     The provisions of Articles V, VI and IX shall survive term and termination of this Agreement.

ARTICLE IX - CONFIDENTIALITY

9.1  Nondisclosure Obligations.  Except as otherwise provided in this Article 9,
     -------------------------
     during the term of this Agreement and for a period of ten (10) years thereafter, both Parties shall maintain in confidence and use only for purposes of performance of this Agreement information and data received from the other Party in connection with this Agreement ("Information"), provided however, that pursuant to Article 6.1, CORTEX shall own and be free to use results, data and information generated in the Studies.
     To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a Party may disclose Information it is otherwise obligated under this Article not to disclose to its Affiliates, consultants, professional advisors, on a need-to-know basis on condition that such entities or persons agree to confidentiality and non-use provisions in relation to the Information on such terms as the disclosing Party uses for its own confidential information of similar commercial importance; and a Party, its Affiliate may disclose such Information to government or other regulatory authorities to the extent that such disclosure is required by law or regulation or is reasonably necessary perform the Studies. The obligation not to disclose Information shall not apply to any part of such Information that (i) is or becomes patented, or published or (ii) is or becomes part of the public domain other than by acts of the Party obligated not to disclose such Information or its Affiliates in contravention of this Agreement; (iii) is disclosed to the receiving Party or its Affiliates by a Third Party, provided such Information was not knowingly obtained by such Third Party directly or indirectly from the other Party under this Agreement; (iv) prior to disclosure under this Agreement, was already in the possession of the receiving Party or its Affiliates, provided such Information was not knowingly obtained directly or indirectly from the other Party under this Agreement; or (v) can be shown by written documents to have been independently developed by the receiving Party or its Affiliates without the aid or reference to the Information.

9.2 CORTEX and SERVIER each agrees not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable law or to persons with whom SERVIER or CORTEX has entered into or proposes to enter into a business relationship provided that such persons are subject to appropriate confidentiality agreements. If a Party is required by law or regulation to disclose Information to its government or other regulatory authorities, that Party shall make reasonable efforts to keep the Information confidential and protected from public disclosure.



ARTICLE X - MISCELLANEOUS

10.1 Force Majeure.  Neither Party shall be held liable or responsible to the
     --------------
     other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

10.2 Assignment.  This Agreement may not be assigned or otherwise transferred by
     -----------
     either Party without the prior written consent of the other Party, provided, however, that SERVIER may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates and provided further, that CORTEX may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the tranfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or similar transaction, subject to SERVIER's right under Article 8.2.4. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.

10.3 Severability.  Each Party hereby agrees that it does not intend to violate
     ------------
     any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

10.4 Notices.  Any consent, notice or report required or permitted to be given
     -------
     or made under this Agreement by one of the Parties hereto to the other shall be in writing in English, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.


     If to CORTEX:       CORTEX Pharmaceuticals, Inc.
                         15241 Barranca Parkway
                         Irvine, California  92618-2201
                         Attention: Chief Executive Officer
                         Fax:  949/727-3657

       If to SERVIER:      INSTITUT DE RECHERCHES
                           INTERNATIONALES SERVIER
                           6 Place des Pleiades
                           92415 Courbevoie
                           Attention: Dr. L. Perret

10.5   Governing Law.  This Agreement shall be governed by, and construed in
       -------------
       accordance with, the laws of the state of New York as though made and to be fully performed therein without regard to conflicts of laws principles thereof.

10.6   Arbitration. Any disputes arising between the Parties relating to,
       -----------
       arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be promptly presented to the Chief Executive Officers of CORTEX and SERVIER for resolution and if the Chief Executive Officers cannot promptly resolve such disputes, then such dispute shall be finally resolved by binding arbitration in accordance with the rules of arbitration of the International Chamber of Commerce (ICC) by one or more arbitrators appointed in accordance with such rules. Any such arbitration shall be held in New York City, New York, USA, and the language of such proceedings shall be English.

10.7   Entire Agreement. This Agreement, together with the Schedules and
       ----------------
       Protocols hereto between the Parties contains the entire understanding of the Parties with respect to the subject matter hereof. In the event of any conflict or inconsistency between any provision of any Schedules and Protocols hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

10.8   Headings. The captions to the several Articles and Sections hereof and
       --------
       Exhibits hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

10.9   Independent Contractors.  It is expressly agreed that CORTEX and SERVIER
       -----------------------
       shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither CORTEX nor SERVIER shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

10.10  Waiver. The waiver by either Party hereto of any right hereunder or the
       ------
       failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

10.11  Counterparts. This Agreement may be executed in two or more counterparts,
       ------------
       each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.


CORTEX PHARMACEUTICALS, INC.

By:    /s/ Vincent F. Simmon
     --------------------------------

Name:    Vincent F. SIMMON, Ph.D
      -------------------------------

Title:   Chief Executive Officer
       ------------------------------

INSTITUT DE RECHERCHES
INTERNATIONALES SERVIER

By:           /s/ Laurent Perret
       -------------------------------------------------

Name:         Dr. Laurent PERRET
       -------------------------------------------------

Title: President of Research and Development
       -------------------------------------------------




ADIR ET COMPAGNIE

By:    /s/ Christian Bazantay
    ----------------------------------------------------

Name:     Christian BAZANTAY
      --------------------------------------------------

Title:    Proxy
       -------------------------------------------------

                                  SCHEDULE 1

                                    CX 516


       [* Pages 1 Through 3 Omitted And Filed Separately With Commission]